Exhibit 11.1

                                 DEPARTMENT 56, INC.
                        COMPUTATION OF NET INCOME PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                         Quarter        Quarter
                                                          Ended          Ended
                                                         July 4,        July 5,
                                                          1998           1997
                                                         --------       --------
BASIC:
Net Income                                                $15,369        $12,399
                                                          -------        -------
                                                          -------        -------

Weighted average number of common shares outstanding       18,962         20,814

Net Income per Common Share                               $  0.81        $  0.60
                                                          -------        -------
                                                          -------        -------

ASSUMING DILUTION:
Net Income                                                $15,369        $12,399
                                                          -------        -------
                                                          -------        -------

Weighted average number of common shares outstanding       18,962         20,814

The number of shares resulting from the assumed
exercise of stock options reduced by the number
of shares which could have been purchased with
the proceeds from such exercise, using the average
market price during the period                                336            114
                                                          -------        -------

Weighted average number of common and
 common equivalent shares                                  19,298         20,928
                                                          -------        -------
                                                          -------        -------

Net Income per Common Share Assuming Dilution             $  0.80        $  0.59
                                                          -------        -------
                                                          -------        -------

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                                DEPARTMENT 56, INC.
                        COMPUTATION OF NET INCOME PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       26 Weeks       27 Weeks
                                                         Ended          Ended
                                                        July 4,        July 5,
                                                         1998           1997
                                                       ----------     ----------
BASIC:
Net Income                                                $24,609        $21,122
                                                          -------        -------
                                                          -------        -------

Weighted average number of common shares outstanding       19,186         21,120

Net Income per Common Share                               $  1.28        $  1.00
                                                          -------        -------
                                                          -------        -------

ASSUMING DILUTION:
Net Income                                                $24,609        $21,122
                                                          -------        -------
                                                          -------        -------

Weighted average number of common shares outstanding       19,186         21,120

The number of shares resulting from the assumed
exercise of stock options reduced by the number
of shares which could have been purchased with
the proceeds from such exercise, using the average
market price during the period                                311            129
                                                          -------        -------

Weighted average number of common and
 common equivalent shares                                  19,497         21,249
                                                          -------        -------
                                                          -------        -------

Net Income per Common Share Assuming Dilution             $  1.26        $  0.99
                                                          -------        -------
                                                          -------        -------